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                                                                  EXHIBIT 99


KV PHARMACEUTICAL COMPANY


                                           CONTACT:
                                           CATHERINE M. BIFFIGNANI
                                           VICE PRESIDENT, INVESTOR RELATIONS
                                           314-645-6600

                                           [KV PHARMACEUTICAL logo]

FOR IMMEDIATE RELEASE



            KV PHARMACEUTICAL COMPANY LICENSES TWO WOMEN'S HEALTH
                      PRODUCTS FOR MARKETING IN MEXICO

KV SIGNS AGREEMENTS WITH RIMSA COVERING MARKET LEADER GYNAZOLE-1(R) AND RECENTLY
                           APPROVED CLINDESSE(TM)

St. Louis, MO., January 10, 2005 - KV Pharmaceutical Company (NYSE: KVa/KVb) announced today that it has entered into agreements with Representaciones E Investigaciones Medicas, S.A. de C.V. (RIMSA) for the granting of licensing rights in Mexico for KV's two single dose prescription vaginal cream products, U.S. market leader Gynazole-1(R) and the recently FDA-approved Clindesse(TM). KV will receive licensing fees and manufacturing revenues under the terms of the agreement with RIMSA for both products.

The products will be marketed in Mexico by RIMSA through its outstanding sales force of more than 200 which focuses on women's healthcare products. KV anticipates that Gynazole-1(R) will be ready for introduction in Mexico late in KV's fiscal year ending March 2006, with Clindesse(TM) to follow. Mexico's prescription marketplace for vaginal anti-infective products is estimated to be approximately $25 million, according to IMS.

Marc S. Hermelin, Vice Chairman of the Board and Chief Executive Officer of KV stated, "These new agreements reinforce the growing stature of our Ther-Rx subsidiary's branded women's health franchise. Gynazole-1(R) has generated substantial interest throughout the world, with over 50 nations licensed and two markets already successfully launched. And now, with the approval of Clindesse(TM) we offer international partners like RIMSA a powerful package to market to their clientele. We look forward to working with our new partners to launch these two innovative and patient-friendly products into the Mexican marketplace."

Gynazole-1(R) is a rapidly growing branded prescription vaginal antifungal product indicated for the local treatment of vulvovaginal candidiasis in the United States, having 30% of the branded prescription cream segment. Prescriptions for Gynazole-1(R) filled in the most recently completed quarter ending September 2004, were up 13% sequentially over the previous quarter representing the highest quarterly growth rate for the product in over three years. KV has license agreements in place for Gynazole-1(R) in over 50 markets worldwide.

Clindesse(TM) (clindamycin phosphate) Vaginal Cream 2% is the first approved single-dose therapy for non-pregnant patients with bacterial vaginosis ("BV"), the most common form of vaginitis. The product was demonstrated in clinical trials to effectively treat BV and its symptoms with results equivalent to 7 days of Cleoncin(R) vaginal cream. Currently, other approved BV treatments require a course of 3-10 doses. Clindesse(TM) recently won approval for marketing in the U.S. from the Food and Drug Administration.



Additional Safety Information about Gynazole-1(R) and Clindesse(TM):


GYNAZOLE-1(R) (BUTOCONAZOLE NITRATE) VAGINAL CREAM, 2%

Gynazole-1(R) is indicated for the local treatment of vulvovaginal candidasis. The diagnosis should be confirmed by KOH smears and/or cultures. Gynazole-1(R) is safe and effective in non-pregnant women; however, the safety and effectiveness in pregnant women has not been established.

Gynazole-1(R) is contraindicated in patients with a history of hypersensitivity to any of the components in the product.

Gynazole-1(R) contains mineral oil, which may weaken latex or rubber products such as condoms or vaginal contraceptive diaphragms; therefore, use of such products within 72 hours following treatment with Gynazole-1(R) is not recommended. Recurrent vaginal yeast infections, especially those that are difficult to eradicate, can be an early sign of infection with the human immunodeficiency virus (HIV) in women who are considered at risk for HIV infection. If clinical symptoms persist, tests should be repeated to rule out other pathogens, to conform original diagnosis, and to rule out other conditions that may predispose a patient to recurrent vaginal fungal infections.



CLINDESSE(TM) (CLINDAMYCIN PHOSPHATE) VAGINAL CREAM, 2%

Clindesse(TM) is contraindicated in individuals with a history of hypersensitivity to clindamycin, lincomycin, or any of the components of this vaginal cream, and in individuals with a history of regional enteritis, ulcerative colitis, or a history of "antibiotic-associated" colitis. There are no adequate and well controlled studies of Clindesse(TM) in pregnant women.

Clindesse(TM) contains mineral oil that may weaken latex or rubber products such as condoms or vaginal contraceptive diaphragms. Therefore, the use of such barrier contraceptives is not recommended concurrently or for 5 days following treatment with Clindesse(TM). During this time period, condoms may not be reliable for preventing pregnancy or for protecting against transmission of HIV or other sexually transmitted diseases.



Pseudomembranous colitis has been reported with nearly all antibacterial agents, including clindamycin. Orally and parenterally administered clindamycin has been associated with severe colitis. Therefore, it is important to consider this diagnosis in patients who present with diarrhea subsequent to the administration of clindamycin, even though there is minimal systemic absorption of clindamycin from the vagina with administration of Clindesse(TM) cream.

In clinical trials totaling 368 women associated with a single dose of Clindesse, 1.6% of the patients discontinued therapy due to adverse events. The most frequently reported adverse events were vaginosis fungal (14.1%), vulvovaginal pruritus (3.3%), and headache (2.7%).



ABOUT RIMSA
RIMSA, was founded 31 years ago and manufactures and promotes the sale of prescription and over-the-counter pharmaceutical products including tablets, capsules, syrups, suspensions and injectable products.



ABOUT KV PHARMACEUTICAL COMPANY
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops and markets technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary. KV has consistently ranked as one of America's fastest growing small companies, most recently by Forbes in its November 2004 issue.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.



SAFE HARBOR AND PRODUCT RISK FACTORS
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions, concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "commit", "intend", "estimate", "will", "should", "could", and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, regulatory approvals, market position, expenditures and financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause the actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting local regulatory approvals including the timing; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing; (5) new product development and launch including but limited to the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment; (9) the risk that market size estimates may be more or less than estimated; 10) fluctuations in operating results; (11) the difficulty of predicting the pattern of inventory movements by the Company's customers;
(12) the impact of competitive response to the Company's sales, marketing and strategic efforts; (13) risks that the company may not ultimately prevail in its litigation; and (14) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook.


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